UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

January 11, 2022

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to re-incentivize and retain its employees, on January 11, 2022 (the “Effective Date”), our board of directors approved a one-time stock option repricing (the “Repricing”) for all stock options issued and outstanding under our 2018 Stock Incentive Plan (the “Plan”) as of the Effective Date.

The board considered a number of factors in adopting the Repricing, including the following:

●	Most of our competitors and companies with which we compete for employees are private companies, which are able to offer stock options with very low or nominal exercise prices. As a public company, it is impractical for us to issue stock options with an exercise price below the current market price for our common stock. Therefore, we are at a competitive disadvantage when our employees receive employment offers from our competitors.
●	We believe that our employees are currently being paid compensation (including bonuses) at rates that are at the low end of market rates. Thus, we are vulnerable to our employees leaving for higher paid positions, especially when their option exercise prices exceed the current market price for our common stock.
●	Because we have only six key employees, we believe that the loss of any one of them could substantially delay the implementation of our business plan to our detriment.
●	Many of the options being repriced have significant portions that are currently unvested.

Pursuant to the Repricing, the exercise price of each Relevant Option (as defined below) was reduced to $0.33 per share, which was equal to the volume-weighted average closing price of our common stock for the five days prior to the Effective Date, as reported on the OTCQB Market. The Relevant Options are the 5,597,970 options (vested and unvested) outstanding as of the Effective Date, including those held by officers and directors.

The Relevant Options held by our executive officers are set forth in the table below. The exercise price of each was $1.08 per share before the Repricing. An additional 400 options are held by a former employee. Also included in the Repricing is a warrant to purchase 265,982 shares issued to Peter M. Jensen with an exercise price of $1.00 per share.

Name and Title	Number of Options		Expiration Date
Gert Funk, Executive Chairman	500,000		March 15, 2031
Peter M. Jensen, Chief Executive Officer and Director	2,393,842		September 15, 2030
	265,982	*	February 15, 2031
Bennett J. Yankowitz, Chief Financial Officer and Director	500,000		August 8, 2028
	500,000		March 15, 2031
Rohan Hall, Chief Technology Officer	500,000		September 14, 2030
	600,000		February 1, 2031
Kurt Kumar, Vice President, Marketing and Business Development	478,768		February 15, 2031
Scott Klein, Advisory Board Member	24,960		January 1, 2031
Ankit Khullar, Sale Manager	100,000		July 1, 2031

*	Consists of a warrant issued outside of the Plan.

We will record the impact of the repricing (which will be a charge to operations over the remaining terms of the options) in the quarter ending March 31, 2022. The charge is noncash and equity neutral and in the opinion of management will have no material impact on our operating activities.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These risks and uncertainties can be found in our most recently filed Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov or on request from us. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 2022	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer